SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2009

CASCADE BANCORP
(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On January 2, 2009, Cascade Bancorp (the “Company”) filed amended Quarterly Reports on Form 10-Q for its quarterly periods ended June 30, 2008 and September 30, 2008.  The Company amended Item 1 Financial Statements and Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations to reflect a restatement of the interim period financial statements in connection with an increase in the balance for the reserve for loan losses, and a corresponding increase in loan loss provision that were deemed to have existed as of June 30, 2008 and September 30, 2008, in the amount of approximately $5.8 million (pretax) and $0.3 million (pretax), respectfully. The restatement relates to managements’ discovery of a miscalculation within its loan data extract software program specifically with respect to the treatment of classified loans that have been partially participated to other financial institutions.  Correction of the miscalculation resulted in an understated balance with respect to the estimated reserve for loan losses as of June 30, 2008 and September 30, 2008.  Accordingly the Company’s Form 10-Q’s for both June 30, 2008 and September 30, 2008 have been amended.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Prof Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton
Executive Vice President/
Chief Financial Officer/Secretary

Date:   December 31, 2008